UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2012

FEDERAL HOME LOAN BANK OF SEATTLE
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51406	91-0852005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Fourth Avenue, Suite 1800
Seattle, WA  98101-1693
(Address of principal executive offices, including zip code)

206.340.2300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Election of Certain Officers; Compensatory Arrangements of Certain Officers

      Election of Directors

On November 15, 2012, the Federal Home Loan Bank of Seattle (the “Seattle Bank”) announced that the following member and independent directors have been elected to its Board of Directors ("Board"). The Board is constituted of member and independent directors, as discussed below and in "Part III. Item 10. Directors, Executive Officers and Corporate Governance" in the Seattle Bank's 2011 Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on March 22, 2012.

Incumbent William V. Humphreys, president, chief executive officer, and director of Citizens Bank in Corvallis, Oregon, ran unopposed for the Oregon member director position on the Seattle Bank's Board. Participating Washington members elected J. Benson Porter, president and chief executive officer of Boeing Employees' Credit Union in Tukwila, Washington, to serve as the Washington member director on the Seattle Bank's Board. Mr. Porter will assume the directorship currently held by Donald V. Rhodes, chairman of Heritage Financial Corporation in Olympia, Washington, and the corporation's Heritage Bank and Central Valley Bank subsidiaries. Mr. Rhodes, whose retirement from the Seattle Bank's Board effective December 31, 2012 was announced in the bank's current report on Form 8-K filed with the SEC on September 25, 2012, has served on the Board since 2005. Messrs. Humphreys and Porter were elected to four-year terms, commencing January 1, 2013 and ending December 31, 2016.

In the at-large election, the participating members of the Seattle Bank elected nonmember independent directors Thomas P. Potiowsky, professor and chair of the economics department and economics director of the Northwest Economic Research Center at Portland State University in Portland, Oregon, and Deborah D. Horvath, principal of Horvath Consulting, LLC in Shoreline, Washington, to four-year terms on the Seattle Bank's Board, commencing January 1, 2013 and ending December 31, 2016. Mr. Potiowsky and Ms. Horvath will assume the independent directorships currently held by Les AuCoin and David F. Wilson. Mr. AuCoin, whose announcement to retire effective December 31, 2012 was announced in the bank's current report on Form 8-K filed with the SEC on September 25, 2012, has served on the Seattle Bank's Board since 2007. Mr. Wilson, who has served on the Seattle Bank's board since 2007, was not re-elected.

At the time of this filing, none of the elected directors has been named to serve on any committee of the Board for 2013. Mr. Humphreys currently serves as the chairman of the Seattle Bank's Board and also serves on the Executive, Regulatory Oversight, and Governance, Budget and Compensation Committees of the Board.

Director Resignation

On November 9, 2012, Jack T. Riggs, M.D., submitted his resignation as a director of the Seattle Bank, effective January 1, 2012. Pursuant to applicable laws and regulations, the independent directorship vacancy (having a term expiring on December 31, 2014) created by Dr. Riggs' resignation is to be filled by the Seattle Bank's Board of Directors.
Mr. Riggs had no disagreement with the Seattle Bank relating to his resignation.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Seattle Bank's 2012 director elections were conducted by mail. No in-person meeting of the members was held. The director elections, which concluded on November 13, 2012, took place in accordance with Federal Housing Finance Agency regulations, by direct vote of the Seattle Bank's eligible security holders. For each open seat, eligible security holders were given the opportunity to cast their votes in favor of a candidate running for an open seat. Security holders did not have the option to cast a vote against a particular candidate, or to cast a "withholding" or "abstaining" vote.

Institutions eligible to vote in the 2012 Oregon member director election nominated one candidate for the member director position to be filled in the 2012 Oregon member director election. The candidate, incumbent William Humphreys, was elected by default, to the Oregon member director position as no candidate opposed him in the election.

Institutions eligible to vote in the 2012 Washington member director election nominated six candidates for the member director position to be filled in the 2012 Washington member director election. Of the six candidates, J. Benson Porter was elected. Of the 96 institutions eligible to cast 711,769 votes in the 2012 Washington member director election, 64 participated, casting a total of 599,107 votes, of which Mr. Porter received 261,162 votes. The following table summarizes the number of votes that each candidate received in the 2012 election for the Washington member director position.

Name	Position	Votes	Percentage
J. Benson Porter	President and Chief Executive Officer Boeing Employees' Credit Union 12770 Gateway Drive Tukwila, WA 98168	261,162	43.6%

Edwin C. Hedlund	Executive Vice President and Corporate Secretary Washington Federal 1425 Pike Street Seattle, WA 98101	223,792	37.3%

Jeffrey K. Newgard	President and Chief Executive Officer Yakima National Bank 601 West Walnut Street Yakima, WA 98902	53,157	8.9%

Mark Hess	Executive Vice President and Chief Operating Officer Baker Boyer National Bank 57 West Main Street Walla Walla, WA 99362	22,308	3.7%

Stephen E. Oliver	Vice Chairman of the Board First Federal Savings & Loan of Port Angeles 105 West Eighth Street Port Angeles, WA 98362	21,441	3.6%

Randy C. James	Director, Chairman and Chief Executive Officer Regal Financial Bank 925 4th Avenue, Suite 100 Seattle, WA 98104	17,247	2.9%

In the at-large election to fill two open nonmember independent director positions that concluded on November 13, 2012, four candidates were nominated to run for these positions. Of the 348 institutions eligible to cast 2,015,134 votes for each position (i.e., total eligible votes of 4,030,268), 175 participated, casting a total of 2,020,740 votes. Ms. Horvath and Mr. Potiowsky were elected to the independent director positions.

The following table summarizes the number and percentage of votes that each candidate received in the at-large election for the two open independent director positions.

Name	Position	Votes	Percentage
Thomas P. Potiowsky (elected - independent director)	Professor and Chair, Economics, and Director, Northwest Economic Research Center Portland State University 1721 SW Broadway Portland, OR 97201	648,172	32.1%

Deborah D. Horvath (elected - independent director)	Principal, Horvath Consulting, LLC 18302 Ridgefield Road NW Shoreline, WA 98177	578,488	28.6%

David F. Wilson (current Seattle Bank Board member)	President and Chief Executive Officer Wilson Construction, LLC 251 Northwood Way, Suite F Ketchum, ID 83340	481,671	23.8%

Kerry R. Tymchuk	Executive Director, Oregon Historical Society 1200 SW Park Avenue Portland, OR 97205	312,409	15.5%

The Seattle Bank's Board comprises financial service, business, and community leaders from across the Seattle Bank's district. In 2013, the Seattle Bank's Board will include 14 directors: eight member directors and six independent directors. Two of the independent directors, Marianne M. Emerson and Cynthia A. Parker, have been designated as public interest directors.

•	Member directors must be officers or directors of Seattle Bank member institutions.

•
Independent directors are required to have knowledge or experience in one or more of the following areas: auditing and accounting, derivatives, financial management, organizational management, project development, risk management practices, or the law.

•
Public interest directors are required to have at least four years of experience representing consumer or community interests on banking services, credit needs, housing, or financial consumer protections.

Directors generally serve four-year terms, which are staggered to help ensure continuity in corporate governance. Some directors may serve shorter terms so that approximately one-fourth of the terms will expire each year.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Seattle

Date: November 15, 2012	By: /s/ Michael L. Wilson
President and Chief Executive Officer